UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2013 (April 12, 2013)

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

The information contained in this report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18.  Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

On April 12, 2013, HD Supply, Inc. (the “Company” or “HD Supply”) issued a press release, filed as Exhibit 99.1 and incorporated herein by reference, announcing the Company’s financial results for the three months and fiscal year ended February 3, 2013.

To provide clarity, internally and externally, about HD Supply’s operating performance for the recently completed fiscal quarter and fiscal year, HD Supply supplemented its reporting of loss from continuing operations with non-GAAP measurements, including Adjusted EBITDA.

The Company presents Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance.  The Company believes the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of the Company’s business.  Adjusted EBITDA is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit) for income taxes, (iii) Depreciation and amortization and further adjusted to exclude non-cash items and certain other adjustments to Consolidated Net Income.

Adjusted EBITDA is not a recognized term under accounting principles generally accepted in the United States of America (“GAAP”) and does not purport to be an alternative to Net income (loss) as a measure of operating performance.  The Company believes Adjusted EBITDA is helpful in highlighting operating trends, because it excludes the results of decisions that are outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, age and book depreciation of facilities and capital investments.  The Company further believes that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results.  The Company compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.  Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as substitute for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  Adjusted EBITDA does not reflect the Company’s interest expense, or the requirements necessary to service interest or principal payments on the Company’s debt;

•                  Adjusted EBITDA does not reflect the Company’s income tax expenses or the cash requirements to pay the Company’s taxes;

•                  Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and

•                  although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is being furnished as part of this report:

Exhibit No.	Description of Exhibit
99.1	Press Release “HD Supply, Inc. Announces Fiscal 2012 Fourth-Quarter and Full-Year Results,” dated April 12, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2013	HD Supply, Inc.

	By:	/s/ Ricardo J. Nunez
	Name:	Ricardo J. Nunez
	Title:	Senior Vice President, General Counsel and Corporate Secretary